Exhibit 10.2

TRICO BANCSHARES

RESTRICTED STOCK UNIT GRANT NOTICE

TriCo Bancshares, a California corporation (the “Company”), pursuant to its 2009 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (the “Participant” or “you”), a Restricted Stock Unit Award (the “Award”). Such award shall be comprised of Restricted Stock Units (the “Units” or “RSUs”), each of which is a right to receive one (1) share of Common Stock, on the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Units/Shares Subject to Award:

Vesting Schedule:	The Award will vest upon the Participant’s completion of four (4) years of Continuous Service following the Grant Date.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement and the Grant Notice. The Participant has reviewed and fully understands all provisions of the Plan, the Award Agreement, and the Grant Notice in their entirety and has had an opportunity to obtain the advice of counsel prior to executing below. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Award Agreement, the Grant Notice or relating to the Units.

TRICO BANCSHARES		PARTICIPANT

By:		By:
Name:		Print Name:
Title:
Address:	63 Constitution Drive	Address:
Chico, CA 95973

ATTACHMENTS:	TriCo Bancshares 2009 Equity Incentive Plan, as amended; Restricted Stock Unit Award Agreement. The prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award is available on the Securities and Exchange website at www.sec.gov.

Trico Bancshares

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and this Restricted Stock Unit Award Agreement (“Award Agreement”), Trico Bancshares (the “Company”) has awarded you a Restricted Stock Unit Award under its 2009 Equity Incentive Plan, (the “Plan”) for the number of Restricted Stock Units (the “RSUs” or “Units”) in the Grant Notice (collectively, the “Award”). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. NUMBER OF RESTRICTED STOCK UNITS AND SHARES OF COMMON STOCK. The number of RSUs subject to your Award is set forth in the Grant Notice. Each RSU shall represent the right to receive one (1) share of Common Stock. The number of RSUs subject to your Award and the number of shares of Common Stock deliverable with respect to such RSUs may be adjusted from time to time for capitalization adjustments as described in Section 11(a) of the Plan.

2. VESTING. The RSUs shall vest, if at all, as provided in the vesting schedule set forth in your Grant Notice; provided, however, that vesting shall cease upon the termination of your Continuous Service. In the event that the Participant’s service with the Company terminates for any reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all RSUs which are not, as of the time of such termination, vested Units, and the Participant shall not be entitled to any payment therefor.

In the event of a Change in Control, no acceleration of vesting shall occur with respect to the Units granted in this Award.

3. DIVIDENDS. You will be entitled to receive payments equal to any dividends paid, without interest, with respect to a corresponding number of shares subject to your Award, provided that any such dividend equivalents will accrue and be converted into additional shares covered by the Award (on the basis of the Fair Market Value of shares of Common Stock at the time of such dividend payment or other distribution), and further provided that such additional shares will be subject to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as apply to the RSUs and Common Stock subject to your Award.

4. RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, dividend equivalents, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 1.

5. PAYMENT. Subject to Section 11 below, you will not be required to make any payment to the Company with respect to your receipt of the Award, vesting of the RSUs, or the delivery of the shares of Common Stock subject to the RSUs.

6. DELIVERY OF SHARES. Subject to Sections 7 and 11 below, vested RSUs shall be converted into shares of Common Stock, and the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Units subject to your Award, on the applicable vesting date or as soon as practicable thereafter, but not later than thirty (30) days from the vesting date. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7. RESTRICTIONS ON GRANT OF THE AWARD AND ISSUANCE OF SHARES. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of U.S. federal or state law with respect to such securities. No shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable U.S. federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. Further, regardless of whether the transfer or issuance of the shares to be issued pursuant to the Units has been registered under the Securities Act or has been registered or qualified under the securities laws of any State, the Company may impose additional restrictions upon the sale, pledge, or other transfer of the shares (including the placement of appropriate legends on stock certificates and the issuance of stop-transfer instructions to the Company’s transfer agent) if, in the judgment of the Company and the Company’s counsel, such restrictions are necessary in order to achieve compliance with the provisions of the Securities Act, the securities laws of any State, or any other law.

8. TRANSFER RESTRICTIONS. Prior to the time that the shares of Common Stock subject to your Award have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of such shares. For example, you may not use shares of Common Stock that may be issued in respect of your RSUs as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares of Common Stock in respect of your vested RSUs. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock in respect of vested RSUs pursuant to this Agreement.

9. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or any Affiliate, or on the part of the Company or any Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or any Affiliate, their respective shareholders, boards of directors or employees to continue any relationship that you might have as an Employee or Consultant of the Company or any Affiliate.

10. UNSECURED OBLIGATION. Your Award is unfunded, and even as a holder of vested RSUs, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to distribute shares of Common Stock pursuant to this Agreement. You shall not have voting or any other rights as a shareholder of the Company with respect to the Common Stock acquired pursuant to this Agreement until such Common Stock is issued to you. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

11. WITHHOLDING OF TAXES. The Company or any Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require the Participant to remit an amount sufficient to satisfy applicable Tax-Related Items or to take such other action as may be reasonably necessary to satisfy such Tax-Related Items. In this regard, the Participant authorizes the Company and any Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a) withholding from the Participant’s wages or other cash compensation paid to the Participant; or

(b) withholding from proceeds of the sale of shares acquired upon vesting and settlement of the Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or

(c) withholding in shares to be issued upon vesting and settlement of the Units; or

(d) direct payment from the Participant.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. The Company does not have any duty or obligation to minimize the Participant’s liability for Tax-Related Items arising from the Award, and, will not be liable to the Participant for any Tax-Related Items arising in connection with the Award. Finally, the Participant shall pay any amount of Tax-Related Items that the Company or any Affiliate may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares that may be issued in connection with the settlement of the Units if the Participant fails to comply with his or her Tax-Related Items obligations.

12. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing or shall be delivered electronically, and shall be deemed effectively given or delivered upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13. Miscellaneous.

(a) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) You agree that the Company does not have any duty or obligation to minimize your liability for tax withholding obligations arising from the Award and will not be liable to you for any tax withholding obligations arising in connection with the Award.

14. HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

15. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16. INTERNAL REVENUE CODE SECTION 280G. Notwithstanding any provision of this Agreement to the contrary, in the event that it would be more likely than not that all or a portion of any benefit payment under this Award Agreement, alone or together with any other compensation or benefit payable to Participant, will be a non-deductible expense to the Company by reason of Code Section 280G, the Company shall reduce, but not less than zero, the benefits payable under this Award Agreement or the Plan as necessary to avoid the application of Section 280G.

17. COMPLIANCE WITH CODE SECTION 409A.

(a) It is intended that the RSUs granted hereunder be exempt from or comply with the requirements of Code Section 409A, so that none of the RSUs, or the resulting shares or compensation, if any, shall be subject to the additional tax imposed by Section 409A. The vesting and settlement of such RSUs are intended to qualify for the “short-term deferral” exemption from Code Section 409A and/or to be exempt as a transfer of property under Code section 83. Each installment of RSUs that vests is intended to constitute a separate payment. As such, each eligible vested RSU shall be settled, per the terms of the Plan, the Grant Notice and this Award Agreement, within the short-term deferral period, as defined in Code Section 409A, the applicable Treasury Regulations and related guidance issued thereunder. Notwithstanding any other provision of the Plan, this Award Agreement, the Grant Notice or the Plan:

(i) The Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Code Section 409A and any Department of Treasury regulations and other applicable guidance issued thereunder (including any regulations or guidance that may be issued after the date hereof), and any ambiguities herein shall be interpreted to so comply.

(ii) The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that the RSUs qualify for exemption from, comply with or otherwise avoid the imposition of any additional tax or income recognition under Code Section 409A; provided, however, that the Company makes no representations that the RSUs will be exempt from Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to the RSUs.

(b) Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of Code Section 409A shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of Code Section 409A. Furthermore, to the extent that the Participant is a “Specified Employee” within the meaning of Code Section 409A as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service that would result in the imposition of additional tax under Code Section 409A if issued to Participant on or within the six (6) month period following Participant’s termination of an employment shall be paid to the Participant before the date which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, ten (10) days following the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to a delayed payment date will be accumulated and paid on the delayed payment date.

18. RESTRICTIONS ON CONTRACTS AND PAYMENTS FOR INSURED DEPOSITORY INSTITUTIONS IN TROUBLED STATUS. The parties acknowledge and agree that while the restrictions contained in the Federal Deposit Insurance Act, Section 18(k) [12 U.S.C. §1828(k)], relating to contracts for and payment of executive compensation and benefits by insured depository institutions in “troubled” condition, do not currently apply to the Company or the Participant, such provisions could apply in the future. In the event that any such restrictions or any contractual arrangement with or required by a regulatory authority require the Company to seek or demand repayment or return of any payments made to the Participant under this Award Agreement and the Plan for any reason, the Participant agrees to repay to the Company the aggregate amount of such payments no later than thirty (30) days following the Participant’s receipt of a written notice from the Company indicating that payments received by the Participant under this Award Agreement and the Plan are subject to recapture or clawback.

19. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.